SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 30, 1999

                                  ASTREX, INC.
             (Exact name of registrant as specified in its charter)

Delaware                          1-4530                13-1930803
(State or other                (Commission             (IRS Employer
jurisdiction of                 File No.)           Identification No.)
incorporation)

                  205 Express Street, Plainview, New York 11803
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (516) 433-1700

                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant

On Tuesday March 30, 1999 Astrex, Inc. (the "Company") engaged Grant Thornton LLP ("New Auditor") to audit the Company's financial statements for the fiscal year to end March 31, 1999. For the past several fiscal years the Company's annual audit has been performed by KPMG LLP ("Former Auditor"). The Company elected to change auditors with the approval of its Board of Directors in order to keep its audit costs reasonably near prior levels while maintaining the same level and quality of services.

Pursuant to Regulation S-B 228.304 of the Securities and Exchange Commission, the Company further advises that (a) its Former Auditor did not resign or decline to stand for re-election and neither was it dismissed. Rather with the approval of the Company's Board of Directors, the Company chose to engage its New Auditor for the fiscal year to end March 31, 1999 audit as opposed to entering into a new engagement with its Former Auditor; (b) the Former Auditor's accountant's reports on the financial statements for the Company for each of the past two (2) fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified as to uncertainty, audit scope, or accounting principles; (c) during the past two fiscal years and subsequent interim period there have been no resolved or unresolved disagreements between the Company and the Former Accountant on any matter of accounting principals or practices, financial statement disclosure, auditing scope or procedures, which, if not resolved to the Former Accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report; (d) during the past two fiscal years and subsequent interim period there have been no events described in Regulation S-B 228.304 (a) (1) (iv) (B); and
(e) the Company has furnished a copy of this disclosure to its Former Auditor requesting that it furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein, or if not, stating the respects in which it does not agree. A copy of the letter is filed as an Exhibit hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

      (c) Exhibits

            16. Letter of KPMG LLP dated March 30, 1999

                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           Astrex, Inc.


                                  By: /s/ Michael McGuire
                                      ----------------------------------
                                          Michael McGuire
                                          Director, President and
                                          Chief Executive Officer


Dated: April 5, 1999